Exhibit 3.1
ASHFORD INC.
BYLAWS
Amended and Restated August 28, 2019
as amended by
Amendment No. 1 on August 24, 2023
ARTICLE I
STOCKHOLDERS
Section 1.Place. All meetings of stockholders shall be held at the principal executive office of Ashford Inc., a Nevada corporation (the “Corporation”), or at such other place as shall be set by the Corporation’s Board of Directors (the “Board”) in accordance with these Bylaws and stated in the notice of the meeting.
Section 2.Annual Meeting. An annual meeting of stockholders for the election of directors and the transaction of any other proper business shall be held on the date and at the time set by the Board.
Section 3.Special Meetings. Special meetings of the stockholders, for any purpose or purposes: (i) may be called by the Chairman of the Board or the Chief Executive Officer; and (ii) shall be called by the Chief Executive Officer or Secretary at the request in writing of a majority of the members of the Board or upon the written request of the holders of at least a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation, and may not be called by any other person or persons. Such request of the Board or the stockholders shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to the purpose or purposes stated in the notice.
Section 4.Notice. Notice of all meetings of stockholders stating the hour, date and place of such annual meetings and, in the case of a special meeting, the purpose or purposes for which the meeting has been called, shall be given by the Secretary (or other person authorized by these Bylaws or by law) not less than 10 days nor more than 60 days before the meeting, to each stockholder entitled to vote at such meeting and to each stockholder who, under the Corporation’s Articles of Incorporation, as amended or restated from time to time (the “Articles”), or under these Bylaws, is entitled to such notice, by delivering such notice, by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation’s stock transfer books, by electronic transmission or by any other means permitted by Nevada law. Except in the case of the annual meeting, the notice must also include the means of electronic communications, if any, by which stockholders and proxies shall be deemed to be present in person and vote. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by a form of electronic transmission consented to by the stockholders and directed to the address or number of the stockholder at which the stockholder consented to receive such electronic transmission and such transmission contains or is accompanied by information from which the recipient can determine the date of the transmission. Waiver by a stockholder in writing of notice of a stockholders’ meeting shall constitute a waiver of notice of the meeting, whether executed and/or delivered before or after such meeting.
The Board may postpone, reschedule or cancel a meeting of stockholders previously scheduled. The Board must fix a new record date if the meeting is adjourned or postponed to a date more than 60 days later than the meeting date set for the original meeting. If a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record as of the new record date.
Section 5.Organization and Conduct. Every meeting of stockholders shall be conducted by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting in the following order: the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Strategy Officer, the Vice Presidents in their order of rank and seniority, the Secretary, or, in the absence of such officers, a chairman chosen by a majority of the members of the Board in attendance at the meeting or if none, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy at the meeting. The Secretary, or, in the Secretary’s absence, an individual appointed by the Board or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary of the meeting. In the event that the Secretary presides at a meeting of stockholders, an individual appointed by the Board or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) convening a meeting or (for any or no reason) recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 6.Quorum. Except as otherwise provided by law, the Articles or these Bylaws, at each meeting of stockholders, the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at such meeting shall constitute a quorum. If such quorum is not established at any meeting of the stockholders, the chairman of the meeting or the stockholders so present by a majority of voting power thereof may adjourn the meeting until a quorum shall attend. A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 60 days after the original record date, if such meeting date is announced at the meeting at which adjournment is taken. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.
The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.
Section 7.Voting. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Cumulative voting is not permitted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by the Articles, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities. Except as otherwise provided by law, abstentions and broker non-votes shall not be counted as votes cast for purposes of determining the outcome of any vote. Unless otherwise provided by statute or by the Articles, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power on the matter in question. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.
Section 8.Proxies. A holder of record of shares of stock of the Corporation may cast votes in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary before or at the meeting. No proxy shall be valid more than 6 months after its date of creation unless a longer period is otherwise provided in the proxy. No proxy shall be valid for more than 7 years unless such proxy is coupled with an interest sufficient in law to support an irrevocable power.
Section 9.Voting of Stock by Certain Holders. Stock of the Corporation registered in the name of a corporation, partnership, trust, limited liability company or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, trustee, manager, or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or fiduciary may vote stock registered in the name of such person in the capacity of such director or fiduciary, either in person or by proxy.
Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted for purposes of determining the presence of a quorum, unless such shares are held by the Corporation in a fiduciary capacity, in which case they may be voted and shall be counted in determining the presence of a quorum.
Section 10.Inspectors. The Corporation shall appoint, before any meeting of stockholders, one or more inspectors to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace an inspector who fails to act. In the event that no inspector so appointed or designated is able to act at the meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall: (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share; (ii) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity of proxies and ballots; (iii) tabulate all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certificate and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.
Section 11.Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.
(a)Annual Meetings of Stockholders.

(1)Nominations of individuals for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto); (ii) by or at the direction of the Board or any committee thereof; or (iii) by any stockholder of the Corporation who: (a) has beneficially owned at least 1% of the outstanding shares of common stock of the Corporation (the “Required Shares”) continuously for at least one year both at the time of giving of notice by the stockholder as provided for in this Section 11(a) and through and including the time of the annual meeting (including any adjournment or postponement thereof); (b) who is a stockholder of record of the Corporation both at the time of giving notice as provided for in this Section 11(a) and as of the time of the annual meeting (including any adjournment or postponement thereof); and (c) is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 11(a).
(2)For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the Secretary and any such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 11 and shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day nor later than 5:00 p.m., Eastern Time, on the 90th day prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article I) for the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. The postponement or adjournment of an annual meeting, or the public announcement thereof, shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(3)Such stockholder’s notice shall set forth:
(i)as to any business other than the nomination of an individual for election or reelection as a director that the stockholder proposes to bring before the meeting, a description of such business, the text of the proposal or business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;
(ii)as to the stockholder giving notice and any Stockholder Associated Person, the information required pursuant to Rule 14a-19(b) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if the stockholder, such Stockholder Associated Person or any of their respective affiliates, associates or others acting in concert intends to engage in a solicitation in support of director nominees other than the Corporation’s nominees;
(iii)as to the stockholder giving the notice, any individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”) and any Stockholder Associated Person:
(A)the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person and a representation that such stockholder intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting (including any adjournment or postponement thereof) to which the notice relates;
(B)the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person;
(C)whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit from changes in the price of Company Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof disproportionately to such person’s economic interest in the Company Securities; and
(D)any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(iv)as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (i) or (iii) of this paragraph (3) of this Section 11(a) and any Proposed Nominee:
(A)the name and address of such stockholder of record, as they appear on the Corporation’s stock ledger, and the name and address of each such Stockholder Associated Person and any Proposed Nominee;
(B)(i) a description of the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and (ii) a copy of the prospectus, offering memorandum or similar document and any presentation, document or marketing material provided to third parties (including investors and potential investors) to solicit an investment in such stockholder and each such Stockholder Associated Person that contains or describes such stockholder’s and each such Stockholder Associated Person’s performance, personnel or investment thesis or plans or proposals with respect to the Corporation; and
(C)all information relating to the stockholder, the Proposed Nominee or the Stockholder Associated Person that would be required to be disclosed (i) in connection with the solicitation of proxies pursuant to Regulation 14A (or any successor provision) under the Exchange Act and (ii) in any notices, forms or filings required by U.S. federal laws, rules and regulations in connection with the direct or indirect acquisition by such person of control of the Corporation, whether through the acquisition of a majority of the outstanding securities of the Corporation, the acquisition of all or substantially all of the Corporation’s assets or otherwise (including all information required under any U.S. federal laws, rules and regulations that have been proposed and not withdrawn);

(v)the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal prior to the date of such stockholder’s notice;
(vi)a representation whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends: (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee; and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination;
(vii)a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;
(viii)any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and
(ix)to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.
(4)Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee: (i) (a) certifying that such Proposed Nominee is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation and (b) consenting to be named in the proxy statement as a nominee and serving as a director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded). The foregoing notice requirements of this Section 11 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
(5)Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board at the annual meeting is increased after the time period for which nominations would otherwise by due under paragraph (a)(2) of this Section 11, and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article I) for the preceding year’s annual meeting, a stockholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.
(6)For purposes of this Section 11, a “Stockholder Associated Person” of any stockholder shall mean any person (and such person’s affiliates and associates): (i) acting in concert with such stockholder; (ii) that has formed, or is acting together as, a group with such stockholder (or such stockholder’s affiliates or associates) for the purposes of acquiring, holding, voting or disposing Company Securities, regardless of whether such person is party to any written or unwritten agreement, arrangement or understanding; (iii) that shares, or with which is shared, information about an upcoming Schedule 13D filing (or amendment thereto) that such person and/or such stockholder and/or their respective affiliates and associates will be required to make, to the extent such information is not yet public and communicated with the purpose of causing others to make purchases, and such person and/or such stockholder and/or their respective affiliates and associates subsequently purchases Company Securities based on such information; (iv) that has entered into any pooling arrangement, whether formal or informal, written or unwritten, with such stockholder; (v) that, together with such stockholder and/or its affiliates and associates, has engaged in activities undertaken with the purpose or effect of changing or influencing control of the Corporation or in connection with or as a participant in any transaction having such purpose or effect; (vi) that has taken concerted actions related to Company Securities where such person and such stockholder are directly or indirectly obligated to take such concerted action; (vii) that is the beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary); or (viii) directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or any other Stockholder Associated Person.
(b)Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only: (i) by or at the direction of the Board or any committee thereof; or (ii) provided that the special meeting has been called in accordance with Section 3 of this Article I for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information required by paragraphs (a)(3) and (4) of this Section 11, is delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made by the Corporation of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(c)General.
(1)If information submitted pursuant to this Section 11 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Any stockholder proposing a nominee for election as a director or any proposal of other business at a meeting of stockholders shall notify the Corporation of any inaccuracy or change in such stockholder’s notice (within two Business Days (as defined below) of becoming aware of such inaccuracy or change). Upon written request by the Secretary or the Board, any such stockholder shall provide, within 5 Business Days of delivery of such request (or such other period as may be specified in such request):
(A)written verification, satisfactory, in the discretion of the Board or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11; and (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 11 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11. For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
(2)Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11. Except as otherwise required by law, the chairman of the meeting shall have the power and duty: (a) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11 (including whether the stockholder or any Stockholder Associated Person solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(3)(vi) of this Section 11); and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 11, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 11, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(3)For purposes of this Section 11, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure: (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service; or (B) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.
(4)Notwithstanding the foregoing provisions of this Section 11, (i) a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11, (ii) no stockholder, Stockholder Associated Person, or any of their respective affiliates, associates and other persons acting in concert therewith shall solicit proxies in support of any nominees other than the nominees of the Board of Directors unless such person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (iii) if such stockholder, Stockholder Associated Person, or any of their respective affiliates, representatives or others acting in concert therewith (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act as required by Article I, Section 11(a)(3)(ii) and (2) subsequently fails to comply with any of the requirements of Rule 14a-19 promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees. Upon request by the Corporation, if any stockholder, Stockholder Associated Person, or any of their respective affiliates, associates and other persons acting in concert therewith provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that such stockholder, Stockholder Associated Person, and any of their respective affiliates, associates or other persons acting in concert therewith have met the requirements of Rule 14a-19 promulgated under the Exchange Act. Except to the extent provided by Rule 14a-19 promulgated under the Exchange Act with respect to a nomination made pursuant to Article I, Section 11(a) and that otherwise complies with the applicable provisions of these Bylaws, nothing in these Bylaws shall be construed to grant any stockholder the right to include or have disseminated or described in the Corporation’s proxy statement any such nomination of directors. Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 11 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.
Section 12.Action Taken Without A Meeting. Any action that may be taken at a meeting of the stockholders may be taken without a meeting if approved by the unanimous written consent of all stockholders entitled to vote on the matter.
ARTICLE II
DIRECTORS
Section 1.Powers. All of the powers of the Corporation shall be exercised by or under the direction of the Board except as otherwise provided by the Articles or required by law.
Section 2.Number of Directors and Terms. Members of the initial Board shall hold office until the first annual meeting of the stockholders and until their successors shall have been elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he or she is elected and until his or her successor shall be elected and qualified or until his or her earlier resignation or removal. Notwithstanding anything herein to the contrary, any director may be removed from office at any time by the vote or written consent of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote, with or without cause. The number of directors of the Corporation shall not be less than two (2) nor more than fifteen (15). The exact number of directors shall be fixed from time to time by the Board.
Section 3.Director Independence.

(a)Independence. The Board shall nominate candidates for election or re-election to the Board (or recommend the election or re-election of such candidates as nominated by others) such that, and shall take such other corporate actions as may be reasonably required to provide that, to the best knowledge of the Board, if such candidates are elected by the stockholders, at least a majority of the members of the Board shall be Independent Directors (as defined below). The Board shall only elect any person to fill a vacancy on the Board if, to the best knowledge of the Board, after such person’s election at least a majority of the members of the Board shall be Independent Directors. The foregoing provisions of this paragraph shall not cause a director who, upon commencing such director’s service as a member of the Board was determined by the Board to be an Independent Director but did not in fact qualify as such, or who by reason of any change in circumstances ceases to qualify as an Independent Director, from serving the remainder of the term as a director for which such director was selected. Notwithstanding the foregoing provisions of this paragraph and unless otherwise provided by law, no action of the Board shall be invalid by reason of the failure at any time of a majority of the members of the Board to be Independent Directors.
(b)Independent Director. The term “Independent Director” means a director who: (i) qualifies as an “independent director” within the meaning of the corporate governance listing standards from time to time adopted by the NYSE American (or, if at any time the Corporation’s common stock is not listed on the NYSE American and is listed on a securities exchange other than the NYSE American, the applicable corporate governance listing standards of such other securities exchange) with respect to the composition of the board of directors of a listed company (without regard to any independence criteria applicable under such standards only to the members of a committee of the board of directors); and (ii) also satisfies the minimum requirements of director independence of Rule 10A-3(b)(1) under the Exchange Act (as from time to time in effect), whether or not such director is a member of the Audit Committee of the Board.
Section 4.Qualification. No Director need be a stockholder of the Corporation. Unless waived by the Board, no individual may serve as a director of the Corporation if he or she has reached the age of 70 years at the time of election. Upon attaining the age of 70, a director shall tender a letter of resignation from the Board, effective upon the expiration of the calendar year in which such director attains the age of 70. Such director shall also tender a letter of resignation effective upon the expiration of each term served by the director after attaining the age of 70. Additionally, upon any change in employment of a director or a change in the duties of such director in connection with his or her employment, such director shall tender a letter of resignation effective upon the expiration of the calendar year in which such change occurs. Any such resignation shall be contingent upon acceptance by the Board, and the Board shall determine whether, in light of all the circumstances, it should accept such resignation.
Section 5.Vacancies. Except as provided in the Articles, including any certificate of designation, any vacancy occurring on the Board may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board. A

Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, subject to removal as aforesaid.
Section 6.Resignation. Any Director may resign at any time by giving notice to the Board. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
Section 7.Regular Meetings. The regular annual meeting of the Board shall be held, without other notice than this Bylaw, on the same date and at the same place as the annual meeting of stockholders following the close of such meeting of stockholders. Other regular meetings of the Board may be held at such hour, date and place as the Board may by resolution from time to time determine without other notice than such resolution.
Section 8.Executive Sessions. To ensure free and open discussion and communication among the non-management directors, the non-management directors shall meet in executive session at least twice a year with no members of management present.
Section 9.Special Meetings. Special meetings of the Board may be called by a majority of the members of the Board, the Chairman of the Board, if one is elected, the lead Director, or the Chief Executive Officer. The person calling any such special meeting of the Board may fix the hour, date and place thereof.
Section 10.Notice of Meetings. Notice of the hour, date and place of all special meetings of the Board shall be given to each director by the Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the Chief Executive Officer or such other officer designated by the Chairman of the Board, if one is elected, or the Chief Executive Officer. Notice of any special meeting of the Board shall be given to each director in person or by telephone, electronic mail, facsimile transmission or by telegram sent to his or her business or home address at least 24 hours in advance of the meeting, or by written notice mailed to his or her business or home address at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, when read to such Director by telephone, when deposited in the mail so addressed with postage thereon prepaid, upon transmission of the message by electronic mail, upon completion of transmission of a facsimile message and receipt of a completed answer back indicating receipt or when delivered to the telegraph company if sent by telegram. Notice of any meeting of the Board may be waived in writing signed by the person or persons entitled to the notice, whether before or after the time of the meeting.
A waiver of notice executed before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to an effective notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened and does not further participate in the meeting. Except as otherwise required by law, by the Articles or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting.
Section 11.Quorum. At any meeting of the Board, a majority of the directors then in office shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.
Section 12.Action at Meeting. At any meeting of the Board at which a quorum is present, a majority of the directors present may take any action on behalf of the Board, unless otherwise required by law, by the Articles or these Bylaws.
Section 13.Action by Consent. Any action required or permitted to be taken by the directors of the Corporation, or by a committee thereof, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, is signed by all of the directors, or all of the members of such committee, as the case may be.
Section 14.Manner of Participation. Members of the Board or of any committee designated by the Board pursuant to Section 15 of this Article II may participate in a meeting of the Board or such committee through electronic communications, videoconferencing, teleconferencing or other available technology by means of which the Corporation has implemented reasonable measures to: (a) verify the identity of each person participating through such means as a director or member of the Board or a committee thereof, as the case may be; and (b) provide the directors or committee members a reasonable opportunity to participate in the meeting and to vote on matters submitted to the directors or committee members, as the case may be, including an opportunity to communicate and to read or hear the proceedings of the meeting in a substantially concurrent manner.
Section 15.Committees. The Board may designate one or more committees, including an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee, to consist of one or more of the members of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. Except as the Board may otherwise determine or as required by law, by the Articles or by these Bylaws, any such committee may make rules for conduct of its business, but unless otherwise provided by the Board or in such rules, its business shall be conducted so far as possible in the same manner as is provided by the Articles and by these Bylaws for the Board. Any committee to which the Board delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board.

Section 16.Compensation of Directors. Directors shall receive compensation for their service as a director as shall be determined by a majority of the members of the Board, provided that directors who are serving the Corporation as officers or employees and who receive compensation for their services as such (collectively, the “Employee Directors”) shall not receive any salary or other compensation for their services as directors of the Corporation; provided, however, that such Employee Directors may be paid their reasonable expenses incurred as a director.
ARTICLE III
OFFICERS
Section 1.Enumeration. The officers of the Corporation shall consist of a Chairman of the Board ,a Chief Executive Officer, a President, a Secretary and a Treasurer and such other officers, including without limitation a Chief Operating Officer, a General Counsel, an Assistant General Counsel, a Chief Financial Officer, a Chief Accounting Officer, and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), as the Board may determine.
Section 2.Election and Appointment. At the regular annual meeting of the Board following the annual meeting of stockholders, the Board shall elect the Chief Executive Officer, the President, the Treasurer and the Secretary. Other officers may be appointed by the Board at such regular annual meeting of the Board or at any other regular or special meeting of the Board, or such other officers may be appointed by the Chief Executive Officer.
Section 3.Qualification. Officers must be stockholders of the Corporation. Any person may occupy more than one office of the Corporation at any time; however the Chief Executive Officer must be a different person than the President.
Section 4.Tenure. Except as otherwise provided by the Articles or by these Bylaws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board following the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Election or appointment of an officer shall not of itself create contract rights. The Board may, however, authorize the Corporation to enter into an employment contract with any officer in accordance with law, but no such contract right shall prohibit the right of the Board to remove any officer at any time in accordance with Section 6 of this Article III.
Section 5.Resignation. Any officer may resign at any time by delivering his or her written resignation to the Corporation addressed to the Chief Executive Officer or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
Section 6.Removal. The Board may remove any officer with or without cause at any time.

Section 7.Absence or Disability. In the event of the absence or disability of any officer, the Board may designate another officer to act temporarily in place of such absent or disabled officer.
Section 8.Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board.
Section 9.Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board and at all meetings of stockholders. The Chairman of the Board shall have such other powers and shall perform such other duties as the Board may from time to time designate.
Section 10.Chief Executive Officer. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside, when present, at all meetings of the Board. The Chief Executive Officer shall, subject to the direction of the Board, have general supervision and control of the Corporation’s business.
Section 11.President. The President shall have such powers and perform such duties as the Board or the Chief Executive Officer may from time to time designate.
Section 12.Chief Operating Officer, General Counsel, Chief Financial Officer and Chief Accounting Officer. Any Chief Operating Officer, General Counsel, Chief Financial Officer or Chief Accounting Officer shall have such powers and shall perform such duties as the Board or the Chief Executive Officer may from time to time designate.
Section 13.Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) shall have such powers and shall perform such duties as the Board or the Chief Executive Officer may from time to time designate.
Section 14.Treasurer. The Chief Financial Officer shall be the Treasurer, unless the Board shall elect another officer to be the Treasurer. The Treasurer shall, subject to the direction of the Board and except as the Board or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He or she shall have custody of all funds, securities and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board or the Chief Executive Officer. In the absence of a Chief Financial Officer, the Treasurer shall be the Chief Financial Officer of the Corporation and whenever the signature of the Chief Financial Officer is required on any document or instrument, by the laws of the United States or any state, or elsewhere in the Bylaws, to the extent permitted by law, the Treasurer shall have authority to affix his or her signature in such capacity.
Any Treasurer shall have such powers and perform such duties as the Board or the Chief Executive Officer may from time to time designate.
Section 15.Secretary. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board (including committees of the Board) in books kept for that purpose. In the absence of the Secretary from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have such other duties and powers as may be designated from time to time by the Board or the Chief Executive Officer. In the absence of the Secretary, any Assistant General Counsel may perform the duties and responsibilities of the Secretary.
Any Assistant General Counsel shall have such powers and perform such duties as the Board or the Chief Executive Officer may from time to time designate.
Section 16.Other Powers and Duties. Subject to these Bylaws and to such limitations as the Board may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board or the Chief Executive Officer.
ARTICLE IV
STOCK
Section 1.Certificates of Stock. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by certificate until such certificate is surrendered to the Corporation. Each holder of stock represented by certificates shall be entitled to a certificate of the stock of the Corporation in such form as may from time to time be prescribed by the Board. Such certificate shall be signed by or in the name of the Corporation by the Chairman of the Board or the Vice Chairman of the Board, or the President or a Vice President, and countersigned by the Treasurer or the Secretary. Any and all signatures on the certificate may be a facsimile, including those of any transfer agent or registrar. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.
Section 2.Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board, shares of stock may be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

Section 3.Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the Nevada Revised Statutes (“NRS”) and the provisions of the Articles, if any, may be declared by the Board at any regular or special meeting of the Board (or any action by written consent in lieu thereof in accordance with Section 13 of Article II hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.
Section 4.Record Holders. Except as may otherwise be required by law, by the Articles or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of applicable law and these Bylaws.
It shall be the duty of each stockholder to notify the Corporation or its transfer agent of his or her post office address and any changes thereto.
Section 5.Record Date. In order that the Corporation may determine the stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournments thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which shall not be more than 60 days nor less than 10 days before the date of such meeting. In such case, only stockholders of record on such record date shall be so entitled, notwithstanding any transfer of stock on the stock transfer books of the Corporation after the record date.
If no record date is fixed:
(a)the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders is the close of business on the day before the day on which the notice is given or, if notice is waived, at the close of business on the day before the meeting is held; and
(b)the record date for determining stockholders entitled to receive payment of a dividend or an allotment of any rights is the close of business on the day on which the resolution of the Board declaring the dividend or allotment of rights is adopted, but the payment or allotment may not be made more than 60 days after the date on which the resolution is adopted.

The Board may adopt a resolution prescribing a date upon which the stockholders of record entitled to give written consent without a meeting must be determined, which date may not precede or be more than 10 days after the date such resolution is adopted by the Board.
Section 6.Replacement of Certificates. The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any certificate or the issuance of such new certificate.
Section 7.Transfer Agents and Registrars. The Corporation may serve as the transfer agent and registrar of the shares of stock of the Corporation, or the Board may, in its discretion, appoint one or more responsible bank, trust company or other entity as the Board may deem advisable, from time to time, to act as transfer agent and registrar of shares of stock.
Section 8.Stockholders’ Addresses. Every stockholder or transferee shall furnish the Secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to such stockholder or transferee.
Section 9.Repurchase of Shares of Stock. Subject to the requirements of applicable law, the Corporation may purchase shares of its own stock and invest its assets in its own shares of stock, provided that in each case the consent of the Board shall have been obtained.
ARTICLE V
INDEMNIFICATION
Section 1.Director and Officer Indemnity for Claims Not in Name of Corporation.
(a)The Corporation must indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Corporation may not indemnify any such person if it is proven his or her act, or failure to act, constituted a breach of his or her fiduciary duties as a director or officer, and his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law, making him or her liable pursuant to Section 78.138 of the NRS.
(b)The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person is liable pursuant to Section 78.138 of the NRS or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.
Section 2.Director and Officer Indemnity for Claims in Name of Corporation.
(a)Subject to Subsection (b) below, the Corporation must indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee, against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation. The Corporation may not indemnify any such person if it is proven his or her act, or failure to act, constituted a breach of his or her fiduciary duties as a director or officer, and his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law, making him or her liable pursuant to Section 78.138 of the NRS.
(b)Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Section 3.Indemnification of Directors and Officers of a predecessor of AINC. The Corporation will indemnify, to the maximum extent permitted by the law, such indemnification as described in Section 1 and 2 above, to any current or former director or officer of Ashford Inc., a Maryland corporation (“AINC”), or any individual who, while a director or officer of AINC and at its request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee.
Section 4.Indemnification of Employees and Agents of the Corporation, AINC, or a Predecessor of AINC. With the approval of the Board, the Corporation will indemnify, to the maximum extent permitted by the law, to such extent as it shall deem appropriate under the circumstances, provide such indemnification as described in Section 1 and 2 above, to any current or former employee or agent of the Corporation, AINC, or a predecessor of AINC.
Section 5.Success on Merits. To the extent that a director, officer, employee or agent of the Corporation, AINC, or a predecessor of AINC has been successful on the merits or otherwise in defense of any action suit or proceeding subject to indemnification under Sections 1, 2, 3, and 4 above, or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Corporation against expenses, including attorney’s fees, actually and reasonably incurred by him or her in connection therewith.
Section 6.Expenses.
(a)Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding must be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation as authorized in this Article V.
(b)Upon the Board’s approval to indemnify an employee or agent in Section 4 above, expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding must be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the employee or agent to repay such amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation as authorized in this Article V.
Section 7.Right of Indemnitee to Bring Suit. If a claim under this Article V is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by an indemnitee who is a present or former director to enforce a right to indemnification hereunder

(but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that such indemnitee has not met the applicable standard of conduct set forth in the NRS. In addition, in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee who is a present or former director has not met the applicable standard of conduct set forth in the NRS. Neither the failure of the Corporation (including its Board, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the NRS, nor an actual determination by the Corporation (including its Board, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the Corporation.
Section 8.Other Sources of Indemnity. The indemnification provided by this Article V:
(a)does not exclude any other rights to which a person seeking indemnification may be entitled under any article of incorporation or any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding such office; and
(b)shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 9.Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or any director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the NRS.
ARTICLE VI
MISCELLANEOUS PROVISIONS
Section 1.Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year or on such other date as may be fixed by the Board.
Section 2.Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without action by the Board may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the Chief Executive Officer, the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board may authorize.
Section 3.Voting of Securities. Unless the Board otherwise provides by resolution, the Chairman of the Board, if one is elected, the Chief Executive Officer, the President or the Treasurer may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 3 of Article VI which may be delegated to an attorney or agent may also be exercised directly by the Chairman of the Board, the Chief Executive Officer, the President, or the Treasurer.
Section 4.Registered Agent. The Corporation shall have and maintain a registered agent in the State of Nevada upon whom legal process may be served in any action or proceeding against the Corporation.
Section 5.Amendments. These Bylaws may be altered, amended or repealed, and new bylaws adopted, by: (a) the vote of a majority of the entire Board; or (b) the vote of a majority of the voting power of the outstanding capital stock of the Corporation. Notwithstanding the preceding sentence, any repeal or amendment to the indemnification provisions in Article 5 which is adverse to any director, officer, employee, or agent shall apply to such director, officer, employee, or agent only on a prospective basis, and shall not limit the rights of an indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment.
Section 6.Offices. The registered office of the Corporation within the State of Nevada shall be located at such place as the Board may designate. The Corporation may have additional offices, including a principal executive office, at such place or places both within and without the State of Nevada as the Board may from time to time determine or the business of the Corporation may require.
Section 7.Control Share Acquisitions. Pursuant to Section 78.378(1) of the NRS, the Corporation elects not to be governed by the provisions of Nevada state law applicable to the acquisition of a controlling interest in the stock of the Corporation, as set forth in NRS Sections 78.378 to 78.3793, involving the acquisition of a controlling interest in the stock of the Corporation by: (i) Archie Bennett, Jr.; (ii) Monty J. Bennett; (iii) MJB Investments LP; (iv) any present or future affiliate of Archie Bennett, Jr. or Monty J. Bennett; (v) Ashford

Hospitality Trust, Inc.; (vi) Braemar Hotels & Resorts Inc.; or (vii) any other entity that is advised by the Corporation or its controlled affiliates through an advisory agreement.